Exhibit 3.24
American Fiber Systems, Inc. By-Laws
Adopted March 24, 2000
BY-LAWS
OF
AMERICAN FIBER SYSTEMS, INC.
ARTICLE I
MEETING OF STOCKHOLDERS
          Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.
          Section 2. Annual and Special Meetings. Unless directors are elected by written consent in lieu of an annual meeting, as permitted by these By-Laws and the Certificate of Incorporation, annual meetings of stockholders shall be held, at a date, time, and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or by the Secretary if directed by the Board of Directors or the President or if requested in writing by the holders of not less than 50% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.
          Section 3. Notice. Except as otherwise required or permitted by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date, and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting has been called, shall be given to each stockholder.
          Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock entitled to vote shall constitute a quorum for the transaction of business, except as otherwise required by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

American Fiber Systems, Inc. By-Laws
Adopted March 24, 2000
          Section 5. Voting. Except as otherwise provided by law or these By-laws, all matters submitted to a meeting of stockholders shall be decided by affirmative vote of a majority of shares present in person or by proxy and entitled to vote thereon.
ARTICLE II
DIRECTORS
     Section 1. Number and Election of Directors. The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen. Within those limits, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the affirmative vote of a plurality of the votes cast at the stockholders’ annual meeting or at a special meeting called for that purpose, and Directors shall hold office until the next annual meeting and until their successors are elected and qualify. Stockholders may act by written consent to elect Directors, except as limited by the Certificate of Incorporation. Directors need not be stockholders. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders at a meeting in accordance with the Certificate of Incorporation.
     Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by a majority of the Board of Directors. Written notice of each special meeting of the Board of Directors shall be sent to each Director not less than three days before the meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors and may be waived by any Director either before or after any meeting.
     Section 3. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

American Fiber Systems, Inc. By-Laws
Adopted March 24, 2000
     Section 4. Committees of Directors. The Board of Directors may designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member. To the extent permitted by Delaware law, any committee designated by the Board of Directors shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in the resolution of the Board of Directors designating the committee or in any subsequent resolution of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
ARTICLE III
OFFICERS
     The officers of the Corporation shall consist of a President, a Secretary, and such other additional officers with such titles as shall be determined by resolution of the Board of Directors, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Any number of offices may be held by the same person. The President and the Secretary shall have the usual powers and shall perform the usual duties incident to their respective offices, and any other officers elected shall have such powers and duties as the Board of Directors shall specify. All officers shall be subject to the supervision and direction of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.
ARTICLE IV
INDEMNIFICATION
     To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director, officer, employee, or agent in connection with any threatened, pending, or completed action, suit, or proceeding, brought by or in the right of the Corporation or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his

American Fiber Systems, Inc. By-Laws
Adopted March 24, 2000
or her current or former position with the Corporation or by reason of the fact that he or she is or was saving, at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.
ARTICLE V
GENERAL PROVISIONS
     Section 1. Notices. Whenever any statute, the Certificate of Incorporation, or these By-Laws require notice to be given to any Director or stockholder, the notice may be given in writing by mail, addressed to the Director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. The notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by facsimile.
     Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

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